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                                                                    EXHIBIT 4(c)


                             THE ALPINE GROUP, INC.

                                       and

                      MANUFACTURERS HANOVER TRUST COMPANY,
                                   as Trustee


                          SECOND SUPPLEMENTAL INDENTURE
                          Dated as of October 31, 1989
                                       to
                                    INDENTURE
                           Dated as of October 1, 1986
                                   Relating to
                 13-1/2% Senior Subordinated Debentures due 1996

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          THIS SECOND SUPPLEMENTAL INDENTURE, dated as of October 31, 1989 (the
"Supplement"), between The Alpine Group, Inc., a Delaware corporation (the "Company"), and Manufacturers Hanover Trust Company, as Trustee (the "Trustee"), under the Indenture, dated as of October 1, 1986, between the Company and the Trustee (as amended from time to time, the "Indenture").


                                    RECITALS

          The Company and the Trustee have heretofore entered into the Indenture to provide for the issuance of the Company's 13-1/2% Senior Subordinated Debentures due 1996 (the "Debentures").

          The Company and the Trustee have heretofore entered into a First Supplemental Indenture dated as of February 3, 1987, providing for the Company, as successor to The Alpine Group, Inc., a New Jersey corporation, to assume payment and performance of the Debentures.

          The Company and the holders of a majority of the Outstanding Debentures have consented and agreed to the amendment of certain provisions of the Indenture as provided herein, which amendment will have the effect of deleting in their entirety from the Indenture certain covenants affecting the Company. The Company and the Trustee will enter into this Second Supplemental Indenture to effect such amendments.


          NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

          In order to amend certain provisions of the Indenture, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the Holders of the Debentures as follows:


                                   ARTICLE ONE
                       CERTAIN AMENDMENTS TO THE INDENTURE

          Section 101. Section 101 (Definitions) of the Indenture is hereby amended as follows:

               (i) The definition therein of "Senior Indebtedness" is hereby amended by inserting before the word "and" at the end of clause (a) thereof the following:

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                    it being acknowledged and agreed that all Indebtedness
     evidenced by the Convertible Secured Senior Subordinated Notes due July 31, 1996 of the Company shall constitute Senior Indebtedness,"

              (ii) The definition therein of "Consolidated Tangible Assets" is hereby amended by deleting the last paragraph thereof.

          Section 102. Section 801 (Company May Consolidate, etc. Only on Certain Terms) of the Indenture is hereby amended by deleting subsections (2) and (3) thereof and by renumbering subsections (4) and (5) thereof as subsections (2) and (3), respectively.

          Section 103. Section 901 (Supplemental Indenture Without Consent of Holders) of the Indenture is hereby amended by deleting from paragraph (4) thereof the reference to Section 1005.

          Section 104. Section 1005 (Limitation on Liens) of the Indenture is hereby deleted in its entirety.

          Section 105. Section 1006 (Limitation on Restricted Payments) of the Indenture is hereby deleted in its entirety.

          Section 106. Section 1007 (Restrictions as to Payment of Dividends and Repayment of Loans and Advances by Subsidiaries) of the Indenture is hereby deleted in its entirety.

          Section 107. Section 1008 (Limitation on Equity Investments) of the Indenture is hereby deleted in its entirety.

          Section 108. Section 1009 (Limitation on Indebtedness of Subsidiaries of the Company) of the Indenture is hereby deleted in its entirety.

          Section 109. Section 1011 (Limitation on Acquisition Indebtedness) of the Indenture is hereby deleted in its entirety.

          Section 110. section 1012 (Limitation on Transactions among Affiliates) of the Indenture is hereby deleted in its entirety.


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                                   ARTICLE TWO
                                  MISCELLANEOUS


          Section 201. Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Section 202. Debentures authenticated and delivered on and after the date hereof shall bear the following notation which may be stamped, typewritten or overprinted thereon:

          "The Indenture referred to herein has been supplemented and modified pursuant to a Second Supplemental Indenture, dated as of October 31, 1989, a copy of which is available for inspection at the principal offices of the Company, the terms of which delete in their entirety from the Indenture certain covenants affecting the Company."

          If the Company shall so determine, new Debentures so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Debentures then Outstanding, and thereafter the notation herein provided shall no longer be required. Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided to any Debenture or to exchange any Debenture for a new Debenture modified as herein provided shall not affect any of the rights of the Holder of such Debenture.

          Section 203. This Supplement shall be effective as of the date hereof.

          Section 204. The provisions of this Supplement are to be deemed separate and severable. Any invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions hereof.

          Section 205. Except as amended by this Supplement, the Indenture shall remain in full force and effect and the parties hereby confirm all the terms and provisions of the Indenture.

          Section 206. This Supplement shall be governed by and construed in accordance with the laws which govern the Indenture and its construction.


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          Section 207. This Supplement may be executed in any number of counterparts,, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF,.the parties hereto have caused this Supplement to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

                                               THE ALPINE GROUP, INC.

[Corporate Seal]                               BY
                                                 ---------------------------
                                                 Steven S. Elbaum, Chairman

Attest:

-------------------------
Bragi F. Schut, Secretary
                                               MANUFACTURERS HANOVER TRUST
                                                  COMPANY, as Trustee
[Corporate Seal]                                BY
                                                  --------------------------
                                                    Assistant Vice President
Attest:

-------------------------
Assistant Secretary


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